Exhibit 99.3

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 26, 2012, Dexter Hospital, LLC, (“Dexter”) a subsidiary of SunLink Health Systems, Inc. (“SunLink” or the “Company”) d/b/a Missouri Southern Healthcare (“Dexter”) entered into an Asset Purchase Agreement (“the Agreement”) with Southeast Missouri Hospital Association, (“Buyer”) to sell substantially all of the assets and the leasehold interest of Dexter to the Buyer for approximately $9.8 million. The transaction is subject to a number of preconditions, including satisfactory Buyer due diligence and, subject thereto, is expected to close by December 31, 2012. The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of SunLink, after giving effect to the proposed sale transaction and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The following unaudited pro forma condensed combined financial statements do not include any anticipated uses of the sale proceeds received.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented as if the sales of Dexter occurred on June 30, 2012.

The unaudited pro forma condensed combined statement of earnings and loss for the years ended June 30, 2012 and 2011, respectively, is presented as if the sale of Dexter occurred on July 1, 2010.

The unaudited pro forma condensed combined statements of earnings and loss are based upon available information, the structure of the transaction and certain assumptions that we believe are reasonable under the circumstances. The pro forma condensed combined statements of earnings and loss are presented for illustrative purposes only and are not necessarily indicative of the result of operations that would have actually been reported had the sale of Dexter occurred on July 1, 2010 or what results will be for any future period.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of SunLink included in our annual report on Form 10-K for the fiscal year ended June 30, 2012.

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2012

(All amounts in thousands)

	Historical SunLink June 30, 2012 As Reported	Pro Forma Adjustments		Pro Forma Results
Current Assets:
Cash and cash equivalents	$2,057	$9,840	(a)	$11,897
Receivables, net	13,228	—		13,228
Inventory	4,178	(294	)(b)	3,884
Deferred income tax asset	5,174	(3,439	)(d)	1,735
Current assets held for sale	1,552			1,552
Prepaid expenses and other	4,429	—		4,429

Total Current Assets	30,618	6,107		36,725
Property, plant and equipment, net	30,908	(826	)(b)	30,082
Goodwill & Intangible assets	3,781	—		3,781
Noncurrent deferred income tax asset	5,891	(124	)(d)	5,767
Other noncurrent assets	7,974	—		7,974

Total Assets	$79,172	$5,157		$84,329

Current Liabilities:
Accounts payable	$6,934	$300	(c)	$7,234
Revolving advances	5,931	—		5,931
Accrued payroll and related taxes	5,021	(437	)(b)	4,584
Current maturities of long-term debt	9,350	—		9,350
Other current liabilities	4,578	379	(d)	4,957

Total Current Liabilities	31,814	242		32,056
Long-term debt	13,740	—		13,740
Noncurrent liability for prof. liability risks	3,191	—		3,191
Other long-term liabilities	1,136	—		1,136
Shareholders’ Equity:
Common shares	4,724	—		4,724
Additional paid-in capital	13,521	—		13,521
Retained earnings	11,543	4,915	(e)	16,458
Accumulated other comprehensive loss	(497)	—		(497)

Total Shareholders’ Equity	29,291	4,915		34,206

Total Liabilities and Shareholders’ Equity	$79,172	$5,157		$84,329

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS AND LOSS

FOR THE FISCAL YEAR ENDED JUNE 30, 2012

(Amounts in thousands, except per share amounts)

	Historical SunLink Fiscal Year Ended June 30, 2012	Pro Forma Adjustments		Pro Forma Results
Net revenues	$146,674	$(23,404	)(a)	$123,270
Cost of goods sold	26,073	—		26,073
Salaries, wages and benefits	63,263	(11,147	)(a)	52,116
Provision for bad debts	14,024	(3,339	)(a)	10,685
Supplies	9,882	(1,454	)(a)	8,428
Purchased Services	9,367	(1,409	)(a)	7,958
Other operating expenses	18,908	(3,247	)(a)	15,661
Rents and leases	2,775	(584	)(a)	2,191
Impairment of goodwill and intangible assets	931			931
Depreciation and amortization	4,677	(312	)(a)	4,365
Electronic Health Records incentives	(9,134)	1,840	(a)	(7,294)

Operating profit	5,908	(3,752)		2,156
Interest expense	(4,392)	2	(a)	(4,390)
Interest income	14	—		14
Loss on sale of assets	(20)			(20)

Earnings (Loss) from Continuing Operations before Income Taxes	1,510	(3,750)		(2,240)
Income tax expense (benefit)	858	(1,318	)(b)	(460)

Earning (Loss) from Continuing Operations	$652	$(2,432)		$(1,780)

Earnings (Loss) per Share from Continuing Operations:
Basic	$0.07			$(0.19)

Diluted	$0.07			$(0.19)

Weighted-average common shares outstanding:
Basic	9,350			9,350

Diluted	9,350			9,350

The accompanying notes are an integral part of this unaudited pro forma statement of earnings.

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS AND LOSS

FOR THE FISCAL YEAR ENDED JUNE 30, 2011

(Amounts in thousands, except per share amounts)

	SunLink Fiscal Year Ended June 30, 2011 As Reported	Pro Forma Adjustments		Pro Forma Results
Net revenues	$154,380	$(21,181	)(a)	$133,199
Cost of goods sold	27,835	—		27,835
Salaries, wages and benefits	63,846	(10,284	)(a)	53,562
Provision for bad debts	16,841	(2,723	)(a)	14,118
Supplies	11,083	(1,336	)(a)	9,747
Purchased Services	10,031	(1,479	)(a)	8,552
Other operating expenses	19,671	(3,150	)(a)	16,521
Rents and leases	2,903	(533	)(a)	2,370
Impairment of goodwill and intangible assets	13,347	—		13,347
Depreciation and amortization	5,697	(354	)(a)	5,343
Electronic Health Records incentives	(277)	—		(277)

Operating loss	(16,597)	(1,322)		(17,919)
Interest expense	(7,433)	—		(7,433)
Interest income	5	—		5
Loss on sale of assets

Loss from Continuing Operations before Income Taxes	(24,025)	(1,322)		(25,347)
Income tax expense (benefit)	(8,609)	(474	)(b)	(9,083)

Loss from Continuing Operations	$(15,416)	$(848)		$(16,264)

Loss per Share from Continuing Operations:
Basic	$(1.90)			$(2.01)

Diluted	$(1.90)			$(2.01)

Weighted-average common shares outstanding:
Basic	8,094			8,094

Diluted	8,094			8,094

The accompanying notes are an integral part of this unaudited pro forma statement of earnings.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(All amounts in thousands, except per share amounts)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance as of June 30, 2012 and the unaudited pro forma condensed combined statements of profit and loss for the fiscal years ended June 30, 2012 and 2011, respectively, are based on the historical financial statements of SunLink Health System, Inc. (“SunLink”) after giving effect to the sale substantially all of the assets and the leasehold interest of Dexter Hospital, LLC, (“Dexter”) a subsidiary of SunLink Health Systems, Inc. to Southeast Missouri Hospital Association, (“Buyer”) for approximately $9,840.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Dexter sale been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of SunLink included in our annual report on Form 10-K for the fiscal year ended June 30, 2012.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented as if the sales of Dexter occurred on June 30, 2012.

The unaudited pro forma condensed combined statement of earnings and loss for the years ended June 30, 2012 and 2011, respectively, is presented as if the sale of Dexter occurred on July 1, 2010.

2. SALE OF DEXTER HOSPITAL, LLC.

On October 26, 2012, Dexter entered into an Asset Purchase Agreement (“the Agreement”) with Southeast Missouri Hospital Association, (“Buyer”) to sell substantially all of the assets and the leasehold interest of Dexter to the Buyer for approximately $9,840. The transaction is subject to a number of preconditions, including satisfactory Buyer due diligence and, subject thereto, is expected to close by December 31, 2012.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(All amounts in thousands, except for per share)

3.	DESCRIPTION OF PROFORMA ADJUSTMENTS TO JUNE 30, 2012 PROFORMA COMBINED BALANCE SHEET:

(a)	Cash: Cash proceeds from sale		$9,840

(b)	Assets and liability sold or assumed:
	Inventory		$(294)

	Property, plant and equipment, net		$(826)

	Other current liabilities: employee paid time off liability assumed		$(437)

(c)	Accounts payable: Estimated expenses of the sale		$300

(d)	Tax affect of sale:
	Current deferred tax asset: Use of federal tax net operating loss carryforward		$(3,225)
	Current deferred tax asset: Use of state tax net operating loss carryforward		(214)

			$(3,439)

	Noncurrent deferred income tax asset: Reversal of deferred tax asset for property, plant and equipment		$(124)

	Other current liabilities: state tax payable		$379

(e)	Estimated gain on sale:
	Cash proceeds	$9,840
	Estimated expense of sale	(300)
	Inventory sold	(294)
	Property, plant and equipment, net, sold	(826)
	Employee paid time off liability assumed	437
	Income tax expense	(3,942)

			$4,915

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(All amounts in thousands, except for per share)

4.	DESCRIPTION OF PROFORMA ADJUSTMENTS TO PROFORMA STATEMENT OF EARNINGS AND LOSS FOR THE FISCAL YEAR ENDED JUNE 30, 2012.

(a)	Elimination of results of Missouri Southern Healthcare

(b)	Adjust tax expense for elimination of Missouri Southern results.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(All amounts in thousands, except for per share)

5.	DESCRIPTION OF PROFORMA ADJUSTMENTS TO PROFORMA STATEMENT OF EARNINGS AND LOSS FOR THE FISCAL YEAR ENDED JUNE 30, 2011.

(a)	Elimination of results of Missouri Southern Healthcare

(b)	Adjust tax expense for elimination of Missouri Southern results.